Exhibit 10.4

Lease Agreement ESN V12844

This Lease Agreement ESN V12844 is made as of August 15, 2025 between:

(i)
GRYPHON TRADING COMPANY, LLC, a limited liability company organized under the laws of the State of Delaware, United States of America, having its principal place of business at 101 NE 3rd Avenue, Suite 610, Fort Lauderdale, Florida 33301 USA ("Lessor"); and

(ii)
GLOBAL CROSSING AIRLINES, INC., a corporation incorporated under the laws of the State of Delaware, United States of America, having its principal place of business at Building 5A, 4th Floor, Miami International Airport, 4200 NW 36th Street, Miami, Florida 33146 USA ("Lessee").

It refers to and incorporates the terms of IATA Document No. 5016-01 (Master Short-Term Engine Lease Agreement, 2012 Revision) prepared by the International Air Transport Association in conjunction with the Aviation Working Group ("Master Agreement").

This Lease Agreement ESN V12844 is in addition to and modifies the Master Agreement, and, as so modified, constitutes a single contract applicable to the leasing of the Engine (defined below), as contemplated by 2.1.2 of the Master Agreement (collectively, the “Agreement”) a copy of which is attached to the FAA filing counterpart of this Lease Agreement ESN V12844. The Engine, together with all associated Engine Documentation, is the “Engine”.

Lessor hereby leases to Lessee and Lessee hereby leases from Lessor the Engine pursuant to the Agreement.

Part I - Referenced Provisions

For purposes of the Master Agreement ("N/A" denotes non-applicability):

1. Engine (clause 2.3.1(i); annex 1, Definitions)

Manufacturer: International Aero Engines AG Engine Model: V2527-A5

Engine Serial Number: V12844

Serviceability Tag: FAA Form 8130-3 Dual Release issued by Aerofield Services

(described on the International Registry’s Manufacturer’s List as IAE model V2500, bearing serial number V12844)

including as-installed QEC configuration as set forth in Schedule 1 to the Acceptance Certificate,

Shipping Stand: P/N: D71TRO00005G01 and S/N: D71ST-220971-005,

together with all associated Engine Documentation. (collectively the ‘Engine’)

2A+B. Engine Flight Hours (2A) and Engine Flight Cycles (2B) /Since Last Overhaul (clause 2.3.1(ii); annex 1, Definitions)

Time Since New: 55,001.32 Engine Flight Hours Cycles Since New: 25,155 Engine Flight Cycles Time Since Repair: 26,244 Engine Flight Hours Cycles Since Repair: 11,546 Engine Flight Cycles

3A+B. Additional Conditions Precedent to Lessee's Obligations (clause 2.3.1(iii)) (3A) and to Lessor's Obligations (clause 2.3.3) (3B)

3B. Additional Lessor conditions precedent:

Those Conditions Precedent set forth in Appendix E (Conditions Precedent).

4. Conditions Precedent Time Period (clause 2.3.2) On or prior to the Commencement Date or such other date as Lessor and Lessee may agree in writing.

5. Commencement Date (clause 2.4.1; annex 1, definitions)

The date set forth in the Acceptance Certificate, which for the avoidance of doubt shall be on or prior to September 1, 2025 (the “Final Delivery Date”).

For the avoidance of doubt, Rent shall commence on the Commencement Date set forth in the Acceptance Certificate.

6. Acceptance Certificate (clause 2.4.2; annex 1, definitions)

The Engine is currently located at the facility of eCube in Coolidge, Arizona, USA (the “Delivery Location”), where Lessee shall have an opportunity, at its sole cost, expense and risk, to perform an inspection of the Engine limited to a general visual inspection, verification of QEC inventory and witness of a borescope (if applicable).

Upon satisfactory completion of the inspection, Lessee shall execute the required Acceptance Certificate (in form of attached as Appendix A (Acceptance Certificate) on or prior to the Final Delivery Date (the “Acceptance”) while the Engine is located at the Delivery Location.

7. Deposit and/or Letter of credit (clause 3.1) Per the terms of Appendix G (Payment Terms).	8. Rent (clause 3.2; annex 1, definition) Per the terms of Appendix G (Payment Terms).
9. Rent Payment Date (clause 3.2; annex 1, definition) Per the terms of Appendix G (Payment Terms).	10. Default Rate (clause 3.5; annex 1, definition) The amount provided in Appendix G (Payment Terms).
11. Agreed Currency (clause 3.7.2; annex 1, definition) U.S. Dollars	12. Payment Account (clause 3.7.2; annex 1, definition) The account provided in Appendix G (Payment Terms).
13. Engine Documentation (clause 4.2.1(i)) The Engine Documentation listed in Annex I to Appendix A (Acceptance Certificate) attached hereto.

14. Engine Reports – Other Information (clause 4.2.4(ii))

Lessee shall provide the monthly report in the form of Appendix B-1 (Monthly Engine Utilization and Status Report) attached hereto within ten (10) days following the end of each calendar month.

15. Engine Installation/Removal Notification Requirements (clause 4.2.6)

Lessee shall notify Lessor, on the date but latest within five (5) business days of installation or removal of the Engine, of the aircraft tail number and position, if installed, or of the location of the Engine, if removed.

16. Certain Lessee Obligations Concerning Indemnitees (clause 4.4.6) N/A

17. Consequences of Partial Loss (clause 7.2.1(ii))

In the event of a Partial Loss, not requiring removal, or off wing maintenance, the Engine shall continue to be leased under this Agreement, with all terms hereof remaining in force (save operational obligations with which Lessee is unable to comply by virtue of the damage or loss for so long as this is the case). Repair costs not attributable to a Lessee Maintenance Event shall be for the account of Lessor.

18. Stipulated Amount (clause 7.3.1; annex 1, definition) The amount described in Appendix G (Payment Terms).
19. Reinsurance (clause 8.1) N/A

20. Redelivery Location (clause 11.1(i); annex 1, definition)

Lessee will redeliver the Engine at its cost to the facility of MD Turbines located in Miami, Florida, USA.

For clarity, Lessee is responsible for re- delivering the Engine to the designated facility indicated above, paying any costs, expenses or duty with respect to transportation to such facility, and Lessee assumes the risk until the Engine is redelivered to Lessor in accordance with the terms of this Agreement.

21. Redelivery-additional requirement (clause 11.1(ii)) Lessee shall redeliver the Engine in compliance with the requirements provided in Appendix C (Modifications to Master Agreement –Redelivery).

22. Final Inspection–other tests (clause 11.3.1(ii))

All tasks specified on Appendix C (Modifications to Master Agreement –Redelivery) attached to this Lease Agreement ESN V12844 which shall include, but not be limited to, general visual inspection, verification of QEC inventory and full front-to-back VBSI for purposes of issuance of an FAA dual release certificate.

23. Redelivery–Additional Documentation (clause	24. Transportation – supplemental

11.4(viii)) Lessee shall redeliver the Engine in compliance	requirements (clause 11.5) Lessee shall (i) cap and plug all openings of the
with the requirements in Appendices B-2 through	Engine, (ii) cover the Engine with an engine cover or
B-6.	with heavy gauge vinyl plastic, and (iii) install the
Engine securely upon its transportation stand and
otherwise prepare the Engine for shipment in
accordance with the manufacturer’s specifications
and recommendations. Any vehicles and trailers
used for shipment of the Engine shall be air-ride
equipped. Any vehicle or trailer used to ship the
Engine shall be dedicated solely to the Engine,
unless other equipment shipped on such vehicle or
trailer can be off-loaded without disturbing or
repositioning the Engine.

25. Additional Amounts – Term Extension (clause 11.6.2)	26. Differing Period (clause 14.1(i)) N/A

150% of the Rent for the Engine for each day from the expiration of the Term until the day the Engine is returned to Lessor in the serviceable condition as required by Section 11 of the Master Lease and pursuant to all other terms and conditions ofthe Lease Agreement.Notwithstanding the foregoing, from the date of the removal of the Engine for an event that renders the Engine Unserviceable (the “Removal Date”), the obligation of Lessee to pay Rent shall cease on such Removal Date; provided, however, if the Engine is not returned to Lessor within thirty (30) days of such Removal Date whether or not there is a Lessee Maintenance Event (the “Unserviceable Return Deadline”), then Rent shall resume at 150% of the Rent for the Engine for each day from such Unserviceable Return Deadline until the day the Engine is returned to Lessor in the condition as required by Section 11 of the Master Lease and pursuant to all other terms and conditions of the Lease Agreement (taking into account such Unserviceable condition).

27 Notices (clause 17.5)	28. Contracting by Fax/Electronic Writing (clause 17.6)
Notices to Lessor may be given:
(i) in writing and delivered in person or by courier to the following address: Gryphon Trading Company, LLC 101 NE 3rd Avenue, Suite 610 Fort Lauderdale, FL 33301 USA Attention: Ben Rosenbaum

Execution in original or by Docusign via .pdf counterpart and filing of this Agreement with the Federal Aviation Administration, together with all ancillary documentation required by or advisable for purposes of recording Lessor’s interest with the Federal Aviation Administration.

        Mobile: +1 817-673-8369

Email: ben@GryphonLeasing.com

(ii)
by email transmission (and followed by certified or registered mail to the address in (i)); or
(iii)
by certified or registered mail to the address in (i).

Notices to Lessee may be given:

(i)
in writing and delivered in person or by courier to the following address:

Global Crossing Airlines, Inc. Miami International Airport Building 5A, 4th Floor

4100 NW 36th Street Miami, Florida 33146 USA Attention: Ryan Goepel Tel: +1 (786) 751 8503

Email: ryan.goepel@globalxair.com Email: maria.nunez@globalxair.com

(ii)
by email transmission (and followed by certified or registered mail to the address in (i)); or
(iii)
by certified or registered mail to the address in (i).

The parties may alter their notice information effective upon five (5) days’ notice to the other, given according to 16.5.

29. Governing Law (clause 17.7) Laws of the State of New York, without regard to conflict of laws rules.

30. Nonexclusive Jurisdiction (clause 17.8.1(i))

Each of Lessor and Lessee submits to the non- exclusive jurisdiction of the federal and state courts of the State of New York. Nothing herein shall prevent the Lessor or Lessee from bringing suit in any other court having jurisdiction over the Engine.

31. Additional Indemnities (annex 1, Definitions) (for use, inter alia, in definition of "Indemnities")

Gryphon Aviation Leasing LLC, Spirit Airlines, Inc. (as prior owner), and each of their respective affiliates, beneficiaries, subsidiaries, shareholders, partners, members, managers, officers, directors, employees, successors and assigns.

32. Business Day (annex 1, Definitions) Means any day, other than Saturday, Sunday, or holidays, on which banks are open for business in the United States, Miami, and Fort Lauderdale.

33. Use Fee Amount (Cycle) (annex 1, Definitions) (for use in definition of “Use Fees (Cycle)” The amounts described in Appendix G (Payment Terms)	34. Use Fee Amount (Flight Hour) (annex 1 Definitions) (for use in definition of "Use Fees (Flight Hours)") The amounts and per the information provided in Appendix G (Payment Terms).

35. Scheduled Final Date (annex 1, definition (for use in definition of "Final Date")

The Scheduled Final Date shall be the earlier of twenty- four (24) months from the Commencement Date, or the Engine becomes Unserviceable due to events that are not Lessee Maintenance Events (as defined in Appendix C) (“Termination Event”), unless the parties have mutually agreed to extend as set forth in Appendix G.

36. Principal Taxation Jurisdictions (annex 1, definition) (for use in definition of "Lessor Tax") USA
37. Calculation Discount Rate (annex 1, definition (for use in definition of Termination Damage Amount)) N/A	38. Threshold Amount (annex 1, definition) As described in Appendix G (Payment Terms)
39. Required Liability Amount (annex 4, clause 4) As described in Appendix G (Payment Terms)	40. Deductibles (annex 4, clause 8) As described in Appendix G (Payment Terms)

Part II. Other Modifications to Master Agreement

As regards this Lease Agreement ESN V12844, the Master Agreement is further modified as follows:

(1)
All references to “JAA shall be deleted and replaced with references to “EASA”.

(2)
A new clause 2.4.3 shall be added to the Master Agreement as follows:

“2.4.3 Lessee shall take delivery of the Engine at the Delivery Location. All costs, expenses and Taxes relating to and associated with the transportation of the Engine from the Delivery Location (including without limitation any customs, import/export taxes or duties) shall be for the account of Lessee.”

(3)
Clause 3.8.1 of the Master Agreement is replaced by:

“3.8.1 No Deductions or Withholdings. Lessee shall ensure that all payments to be made under the Master Agreement and/or this Lease Agreement, whether in respect of Rent, the Stipulated Amount or any other amounts payable by Lessee to Lessor pursuant to this Lease Agreement, shall be made in full without any deduction or withholding (whether in respect of set-off, counterclaim, duties, Taxes, charges, etc. or otherwise) unless such deduction or withholding is required by law.”

(4)
Clause 3.8.2 of the Master Agreement is replaced by:

“3.8.2 If any such deduction or withholding is required by law, then Lessee shall:

(a)
ensure that any deduction or withholding by it does not exceed the minimum amount legally required;
(b)
on the due date for such payment, pay to the payee such additional amount as shall result in the net amount received by such payee being equal on an After-Tax Basis to that amount which would have been received by such payee had no such deduction or withholding been made;

(c)
pay to the applicable taxation or other authorities within the period for payment permitted by Law the full amount of the deduction or withholding legally required to be paid by it; and

(d)
furnish to such payee, within ten (10) days of payment of such Taxes by it, either (i) an official receipt of the applicable taxation or other tax authorities for all amounts deducted or withheld as aforesaid or (ii) if such receipts are not issued by the taxation or other authorities concerned on payment to them of amounts so deducted or withheld, a certificate of deduction or other evidence of the relevant deduction or withholding reasonably satisfactory to Lessor.”

(5)
In clause 4.3.1 of the Master Agreement, the following shall be added as a new sentence after point (ii):

“Lessee shall not cause or permit the Engine or any part thereof to be maintained, used or operated

(a)
in violation of any Applicable Law, or

(b)
in circumstances that result in Lessor being liable under any Applicable Law.”
(6)
In clause 4.4.4(ii) of the Master Agreement, the words "and/or security" are added after the words "proprietary.

(7) Clause 5 of the Master Agreement shall include the new paragraphs (iii) and (iv), which shall read as follows:

“(III) IN NO EVENT SHALL LESSOR BE HELD LIABLE UNDER OR IN CONNECTION WITH THIS AGREEMENT, WHETHER IN CONTRACT OR IN TORT OR UNDER ANY OTHER CAUSE OR THEORY OF ACTION, FOR SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING, WITHOUT LIMITATION, LOST PROFIT OR REVENUE.

(IV) LESSOR LEASES THE ENGINE TO LESSEE “AS-IS, WHERE-IS”, AND LESSEE ACKNOWLEDGES AND AGREES THAT LESSOR HAS NOT MADE AND SHALL NOT BE DEEMED TO HAVE MADE, AND LESSOR HEREBY SPECIFICALLY DISCLAIMS, AND REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO (1) THE AIRWORTHINESS, SERVICEABILITY, CONDITION, DESIGN, OPERATION, MERCHANTABILITY, FREEDOM FROM CLAIMS OF INTELLECTUAL PROPERTY OR PROPRIETARY RIGHTS OR THE LIKE, OR FITNESS FOR USE FOR A PARTICULAR PURPOSE OF THE ENGINE, (2) THE ACCURACY, VALIDITY OR TRACEABILITY OF ANY OF THE ENGINE DOCUMENTATION (EXCEPT TO THE EXTENT CREATED BY LESSOR), OR (3) LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, OR AS TO ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER (INCLUDING ANY IMPLIED WARRANTY ARISING FROM A COURSE OF PERFORMANCE OR DEALING OR USAGE OF TRADE).”

(7)
Clause 6.1(i) of the Master Agreement is replaced by the following:

“Lessee shall act as exporter and importer of record, as applicable, responsible for obtaining and maintaining associated Consents in all relevant jurisdictions and the Lessee shall, upon request, provide evidence to the Lessor that such Consents have been obtained (or if no such Consents are required, a written confirmation to that effect).”

(8)
Clause 8.1 of the Master Agreement is amended by adding the words "at all times during the Term" at the end of the clause.
(9)
In Clause 9 of the Master Agreement, the words “Provided no Event of Default has occurred and is continuing” shall be added at the start of Clause 9.

(10)
The following shall be added as Clause 10.5:

“10.5 Performance by Lessor. If Lessee fails at any time to comply with the terms of this Agreement, Lessor may (but without being obliged to do so and without prejudice to Clause 14.2) comply or perform or procure compliance with such terms, whereupon Lessee shall indemnify Lessor on Lessor's demand for all costs and expenses of Lessor in connection therewith together with interest thereon at the Default Rate and applicable from the date falling fifteen Business Days after receipt by Lessee of Lessor’s invoice in respect of such expenditure until the date of reimbursement thereof by Lessee (both before and after any relevant judgment).”

(11)
Clause 11.4 (vii) of the Master Agreement is replaced by

“(vii) a certificate stating that, during the Term, the Engine was not (a) involved in an accident, incident, fire or a major failure, (b) exposed to stress or heat beyond limits, (c) immersed in salt water or exposed to corrosive agents outside normal operation, or (d) operated by a Government Entity in the form of Appendix B-6 to the Lease Agreement ESN V12844.”

(12)
In clause 14.1(vi), the words “Lease Agreement entered into utilizing this Master Agreement” are deleted and replaced with the words: “any Other Lease”.

(14) Clause 14 of the Master Agreement shall include a new paragraph (vii), which shall read as follows: “(vii) Lessee fails to satisfy (x) any of the Lessor Conditions Precedent set forth in Appendix E of the Lease Agreement.”

(13)
The following shall be added as Clause 15.2(iv):

“(iv) No Competing Lienholders. No Lien exists, or will hereafter attach, against the Engine, the Rent or any other rights under this Lease, or any interest of Lessee (other than any Lessor Liens), pursuant to any mortgage, conditional sale or security agreement or other agreement to which Lessee or any Person claiming through Lessee is a party, nor will any of the transactions contemplated under this Lease constitute a breach of any provision of any such agreement. No international interests (other than in favor of Lessor or the Lender) will be registered with the International Registry with respect to the Engine and any associated rights thereto.”

(14)
In clause 17.7, the words “(and any non-contractual obligations arising out of or in connection with it)” are added after the words “This Agreement”.

(15)
Clause 17.13 of the Master Agreement is deleted in its entirety and replaced with the following:

“17.13 Further Assurances. The Lessee agrees to do anything and execute and deliver any other instruments that may from time to time be required by law or reasonably requested by the Lessor to establish, maintain and protect the rights and remedies of the Lessor, Lender and any financier.”

(16)
The following shall be added as Clause 17.16(v):

“(v) Lessor may assign or transfer any of its rights or obligations under this Agreement without prior consent of the Lessee. Lessee agrees to cooperate and take all such steps as Lessor may reasonably request to establish or protect the rights and remedies created or intended to be created in favor of the assignee or transferee; provided that (i) Lessor shall reimburse Lessee for reasonable out of pocket expenses and the professional charges of lawyers and tax advisers incurred in connection therewith, (ii) Lessee’s right of quiet enjoyment pursuant to Clause 9 (Quiet Enjoyment) of the Master Agreement shall not be affected, (iii) such assignment shall not result at the time of such assignment in any additional costs or obligations to the Lessee (including Taxes) or decrease its rights or benefits as determined by reference to laws and regulations in effect at the time of such assignment or transfer, it being understood and agreed that any change in, or increase in the number of beneficiaries under (and in accordance with) any indemnification, insurance or, if applicable, re-insurance provision of this Agreement or the making of any payment to a different bank account shall not in and of itself be deemed an increased obligation, and (iv) any transferee that is to become Lessor will (a) assume Lessor’s obligations under this Agreement, (b) be experienced in commercial aircraft leasing and financing or retain the services of a lease manager or servicer having such experience, (c) not be a commercial passenger airline in direct competition with Lessee, and (d) be a Citizen of the United States as defined in Section 40102(a)(15)(c) of Title 49 of the United States Code.”

(17)
The following shall be added as Clause 17.18: "17.18 No Russia Rule. Lessee shall:
(a)
not operate, export or re-export, directly or indirectly, to the Russian Federation or for use in the Russian Federation any goods supplied under or in connection with this Agreement that fall under the scope of Article 12g of Council Regulation (EU) No 833/2014 (until such date that such goods are no longer prohibited from supply to or for use in the Russian Federation), or to Belarus or for use in Belarus the Engine or any goods supplied under or in connection with this

Agreement that fall under the scope of Article 8g of Council Regulation (EU) No 765/2006 (until such date that such goods are no longer prohibited from supply to or for use in Belarus);
(b)
undertake its best efforts to ensure that the purpose of this clause 17.18 is not frustrated by any third parties further down the commercial chain, including by possible sublessees or wet lessee. This shall include, in respect of any agreements which the Lessee subsequently enters into for the lease, sublease, wet lease, export or re-export, directly or indirectly, to any other third- party of any goods supplied under or in connection with this Agreement and which fall within the categories described in clause 17.18(a), ensuring such agreement contains provisions which prohibit the lease, sublease, wet lease, export or re-export, directly or indirectly, by that counterparty to the Russian Federation or for use in the Russian Federation, or to Belarus or for use in Belarus, and contain adequate remedies for the Lessee in the event of a breach of those obligations by the counterparty;

(a)
set up and maintain an adequate monitoring mechanism to detect conduct by any third parties further down the commercial chain, including by possible lessees, sublessees, wet lessees or other operators, that would frustrate the purpose of clause 17.18(a); and

(b)
immediately inform Lessor about any problems in applying clauses 17.18(a), 17.18(b) or 17.18(c), including any relevant activities by third parties that could frustrate the purpose of clause 17.18(a), Lessee shall make available to Lessor information concerning compliance with the obligations under clauses 17.18(a), 17.18(b) or 17.18(c), within two (2) weeks of the request of such information from Lessor.”
(18)
In Annex 1 to the Master Agreement, the following definitions shall be added to read:

“Delivery Location” shall have the meaning set forth in Part I, point 6 (Acceptance Certificate). “Final Delivery Date” shall have the meaning set forth in Part I, point 5 (Commencement Date). “Lender” means such lender or financier as may be notified by Lessor to Lessee from time to time.

“Other Lease(s)” shall mean any other aircraft or engine lease agreement (excluding this Lease) from time to time entered into between Lessor (or any affiliate of Lessor) and Lessee (or any affiliate of Lessee).

(19)
In Annex 1 to the Master Agreement, the following definitions shall be amended to read:

“Acceptance Certificate” means an acceptance certificate substantially in the form of Appendix A (Form of Acceptance Certificate) to the Lease Agreement ESN V12844.

“Additional Indemnitees” means Lessor, Lessor’s affiliates, the Lender (if applicable), Gryphon Aviation Leasing LLC, and each of their respective subsidiaries, shareholders, partners, officers, directors, employees or agents.

"Acceptance Certificate" means a certificate taking the form of Appendix A to the Lease Agreement ESN V12844.

"Engine Documentation" means the technical data, technical documents, manuals, log books and all inspection, modification, overhaul, service, repair, maintenance, technical and other records that relate to the Engine and all additions, renewals, revisions and replacements from time to time made to any of the foregoing in accordance with the requirements of the FAA or applicable law. Lessee shall only be responsible for providing the same records supplied upon Delivery to Lessee by Lessor, in addition to Lessee-required records to be produced during Lessee Lease Term.

“Recognition Agreement” means the aircraft owner/mortgagor acknowledgement in the form of

Appendix H (Form of Aircraft Owner/Mortgage Acknowledgment) to the Lease Agreement ESN V12844.”

“Total Loss” means any of the following events: (i) damage or any other event which constitutes a total loss or constructive total loss (however described, characterized or described) of the Engine under the hull or hull war risk Insurance, (ii) the Engine being destroyed, damaged beyond economic repair or rendered permanently unfit for normal use, for any reason, (iii) the loss of possession of the Engine by Lessee for a period of 90 days (or more) due to theft, disappearance or hijacking, (iv) the Requisition of the Engine for a period 90 days (or more) for the sole purpose of use or hire, without any further rights, (v) the Requisition of title to the Engine or (vi) any divestiture of title to the Engine as a result of Lessee’s breach of 4.4.4.

(20)
In Annex 1 to the Master Agreement, the definition of “Term” shall be amended by inserting the following at the end of the definition: “and subject always to point 35 of Part 1 of this Lease Agreement ESN V12844.”
(19)
Annex 5 to the Master Agreement is deleted in its entirety.

(20)
The Appendices attached hereto are incorporated herein and modify and amend the Master Agreement to require and include the provisions contained therein into the Agreement entered into hereto. The following shall make up the entire agreement between the Lessor and Lessee:
(a)
Master Agreement and its Annexes (q) through (t) below (as amended herein);

(b)
this Lease Agreement ESN V12844;

(c)
Appendix A, (Acceptance Certificate), the execution of which, as contemplated by Part 1, point 6 above, effects or evidences Lessee’s acceptance of the Engine hereunder;
(d)
Annex I to Appendix A, (Engine Documentation);

(e)
Appendix B-1 (Monthly Utilization and Engine Status Report);
(f)
Appendix B-2 (Items to be Provided by Lessee on Redelivery);

(g)
Appendix B-3 (Certification of Engine Serviceability at Removal);

(h)
Appendix B-4 (Operator’s Combination Statement);
(i)
Appendix B-5 (Certification of Operator Installation/Removal History);

(j)
Appendix B-6 (Certification Statement) (from each operator of the Engine);

(k)
Appendix C (Modifications to Master Agreement - Redelivery);
(l)
Appendix D (FAA Form of Lease Termination Certificate)

(m)
Appendix E (Conditions Precedent) as contemplated by Part 1, point 3 above;

(n)
Appendix F (Engine Return Receipt);

(o)
Appendix G (Payment Terms);

(p)
Appendix H (Form of Aircraft Owner/Mortgagee Acknowledgment);
(q)
Master Agreement Annex 1 (Definitions and Rules of Interpretation);

(r)
Master Agreement Annex 2 (Form of Lease Agreement);
(s)
Master Agreement Annex 3 (Conditions Precedent); and
(t)
Master Agreement Annex 4 (Insurance Requirements).

IN WITNESS whereof, Parties have caused this Lease Agreement ESN V12844 to be executed by its duly authorized representatives on the first date set forth above.

Appendix A

ACCEPTANCE CERTIFICATE (ESN V12844)

Dear Sir/Madam,

Reference is made to the Lease Agreement ESN V12844 between Gryphon Trading Company, LLC ("Lessor") and us, Global Crossing Airlines, Inc. ("Lessee") dated as of , 2025 (the "Engine Lease Agreement") regarding the leasing by Lessee of one (1) International Aero Engines model V2527-A5 aircraft engine bearing manufacturer's serial number V12844 with as-installed QEC, engine transportation stand and Engine Documentation (as more particularly set forth in the Engine Lease Agreement, the "Engine"). Terms used herein without definition have the meanings assigned in the Engine Lease Agreement.

Lessee hereby confirms to Lessor that:

(i)
on (the “Commencement Date”) at am/pm at

, Lessee accepted delivery of the Engine, as described in Part I, point 1 of the Engine Lease Agreement and the Engine Documentation, as described in Part I, point 13 of the Engine Lease Agreement; and

(ii)
Annex I hereto references all Parts and all Engine Documentation so received by Lessee.

(iii)
the Engine Flight Hours and Engine Flight Cycle information set forth below is true and correct: Total Time Since New: 55,001.32 Engine Flight Hours

Time Since Repair: 26,244 Engine Flight Cycles

Total Cycles Since New: 25,155 Engine Flight Hours

Cycles Since Repair: 11,546 Engine Flight Cycles

IN WITNESS WHEREOF, Lessee has caused this Acceptance Certificate (ESN V12844) to be executed by its duly authorized representative on the date set forth above.

GLOBAL CROSSING AIRLINES, INC.

By:

Name:

Title:

Annex I to Appendix A - Acceptance Certificate

ENGINE DOCUMENTATION (ESN V12844)

Engine Documentation is the electronic package provided by Lessor to Lessee prior to the Commencement Date of the Lease. The parts and other historical & technical information pertaining to the Engine shall be sent to Lessee or shall be accessible e.g. via portal access provided to Lessee by Lessor. This information is incorporated by reference hereby and contains the following items if available:

1.
Certified (Hours & Cycles) Statement on Status of the Engine, including the cycle life remaining on each LLP.
2.
Certified Status of FAA and EASA Engine Airworthiness Directives including Method of Compliance and proof of accomplishment of each AD.
3.
Complete copy of last Shop Visit report including FAA 8130-3 and EASA Form 1 dual release certificates (return to service document).
4.
LLP status
5.
Condition Monitoring Report for the last three months Current Engine Borescope Report and video files.
6.
Test Cell Run Report of last shop visit.
7.
Signed statement as to the type of Engine oil used.
8.
Signed Engine Non- Incident/Accident Statement
9.
Engine Manufacturer Delivery Documents.
10.
Current Service Bulletin Status Listing.
11.
Complete Engine inventory (current listing).
12.
Current engine logbook together with, if available, all historical engine logbooks (if available).
13.
Record of last fan blade lubrication accomplished.
14.
Actual EASA Form 1 or FAA Dual Release (return to service document).

Appendix B-1

MONTHLY ENGINE UTILIZATION AND STATUS REPORT (ESN V12844)

Report Due Date:

To: GRYPHON TRADING COMPANY, LLC

FORWARD REPORT VIA E-MAIL TO: utilization@gryphonleasing.com

From:

Contact:

Telephone:

Fax:

•
LEASE: Lease Agreement ESN V12844
•
ENGINE TYPE: International Aero Engines V2527-A5
•
SERIAL NO. V12844
•
Month of:

•
UTILIZATION RECORD

Engine Position (on Aircraft) or other Location:

Flight Hours Flown During Month: Hours: Minutes: Flight Cycles During Month

INSTALLATION/REMOVAL:

Date Installed: Date Removed: Make/Model/Serial no. of aircraft:

Original Position: Actual Location: Current Thrust

Rating:

Total Time Since New as of Last Month: Hours: Minutes: Total Cycles Since New as of Last Month: Cycles

•
MAJOR OR NON-ROUTINE REPAIRS/OCCURRENCES (If Applicable):

State if engine is operating satisfactorily:

yes no

(if no, give details under “Comments” below)

IN WITNESS WHEREOF, Lessee has caused this Engine Monthly Utilization and Status Report (ESN V12844)

to be executed by its duly authorized representative on the date set forth above.

GLOBAL CROSSING AIRLINES, INC.

By:

Name:

Title:

Appendix B-2

ITEMS TO BE PROVIDED BY LESSEE ON REDELIVERY (ESN V12844)

On Redelivery, Lessee shall provide Lessor with the following:

•
Engine Serviceability Status to include:
•
A copy of the Engine removal and serviceability status tag. The Engine status statement on this removal tag is expected to be “Removed Serviceable for Lease Return.” Also include the Total Engine Time and Total Engine Cycles (TET and TEC) applicable to the Engine at removal, the Engine removal date and removal location, and the aircraft type, MSN & registration number from which the Engine was removed.
•
Open/ Deferred/Carry Forward Items:

•
Documentation covering any Open items, Deferred Maintenance/MMEL or Carry Forward items. (If there are none, please provide an operator-certified statement to that effect—Ref. item 1of Combination Statement attached.)

•
Engine Log Book:

•
Provide the Engine log book delivered with the engine, or a complete copy of the Log Book. (If an Engine Log Book was not required or maintained provide a statement to that effect—Ref. item 2) of Combination Statement attached.)

•
Operator Aircraft Data to include:

•
Total Aircraft Time and Total Aircraft Cycles (TAT and TAC) for each installation and removal.
•
Engine position and Aircraft Registration Number and/or Aircraft MSN for each installation during lease term.

(See attached Installation and Removal History statement template.)

•
Operator - Certified Life Limited Parts (LLP) Status to include:

•
P/N’s and S/N’s of installed LLPs.
•
Current installed LLP limits by thrust category.
•
Part Total Time and Cycles usage since new by thrust category.
•
Part Cycles remaining by thrust category.
•
Operator will provide an installation LLP Status Disk Sheet and a removal LLP Status Disk Sheet.
•
Operator - Certified FAA / EASA and Local Air Authority Airworthiness Directive (AD) Status to include:

•
An Airworthiness Directive Status to include all applicable ADs.
•
Components replaced during the lease term:

•
If any components and/or parts were replaced during the lease term, provide the respective FAA Form 8130-3 or EASA Form One. Also provide the component and/or part Time since New/Time since Overhaul (TSN/TSO) if available, Cycles since New/Cycles since Overhaul (CSN/CSO) if available and Engine TET/TEC or Total Aircraft Time (TAT) and Total Aircraft Cycles (TAC) and

date at the time of the part(s) installation. (If no parts were replaced please provide an operator- certified statement to that effect— Ref. item 4) of Combination Statement attached.)

•
QEC Certification

•
Certification of any QEC / Components that have been changed during the lease term (See attached Accessory and QEC Inventory status at Delivery to Customer)

•
Technical Log Pages and Pilot Reports:

•
Copies of the aircraft Technical log pages to include, at a minimum, the Engine installation and removal (A computerized print out of all the data is acceptable)
•
Unscheduled Maintenance Events and Inspection Reports:

•
Provide copies of all non-routine maintenance
•
ECM Data to include:

•
Provide the “Take-Off” and “Cruise” performance data and engine parameters for the duration of the Engine’s operation throughout the lease term. ECM Data Should include Delta Fuel Flow, Delta EGT, N1 & N2 Vibrations, De-rate and EGT Margin each month in Plot or Graph form not to exceed more than 40 day worth of flights.
•
Oil Data (Including): (Ref. item 8), 9), & 10) of Combination Statement attached.)
•
Statement of oil type(s) used;
•
Oil Analysis repot and results (if applicable);
•
Oil consumption and rate for the duration of the lease term
•
CIS Fuels and Fuel Additives:

•
Indicate if the engine was ever operated using any CIS Fuels or Fuel Additives during the lease term. If so, identify the types and the duration of the respective operation(s). (If the Engine was not operated with CIS Fuels and/or Fuel Additives during the lease term please provide an operator- certified statement to that effect— Ref. item 11) of Combination statement attached.)
•
Operator-Certified Statement regarding Non-OEM approved Repairs:

•
Provide a statement that no Non-OEM approved Repairs were performed on the Engine or its Installed QEC Kit. (Ref. item 13) of Combination statement attached.)

•
Operator-Certified Statement regarding Non-OEM approved PMA Parts:

•
Provide a statement that no Non-OEM approved PMA Parts were installed and/or incorporated on the Engine during lease term (Ref. item nr 14) of Combination statement attached.)
•
“Declaration of Engine’s Operation and Maintenance” on Company Letterhead:

•
Ref. item 15) of Combination statement attached.
•
Operator-Certified “No Abnormal Occurrences” Statement on Company Letterhead:

•
Ref. item 16) of Combination statement attached.

•
Operator-Certified “No Exceedance” Statement on Company Letterhead:

•
Ref. item 17) of Combination statement attached.
•
Operator-Certified “Non-Incident” Statement on Company Letterhead:

•
See Engine Certification statement template attached.
•
Full Video Borescope Inspection (BSI):

•
Accomplish a full gas path borescope inspection recorded on video to include a written borescope report. Provide a copy of video borescope and report to Gryphon Trading Company, LLC

•
Serviceable Tag at Redelivery:
•
Redeliver engine with an FAA Form 8130-3 serviceability document.
•
Should the engine be returned unserviceable, a removal tag will be issued only.
•
Engine Records Delivered With the Engine at Lease Commencement:

•
Return any/all Original engine documents provided with the Engine at Delivery and all documentation ( as copies ) accomplished and created during the lease.

•
Preservation of Engine:

•
Accomplish long term preservation of the engines Fuel and Oil System for long term storage per the instructions listed in the applicable Aircraft AMM and provide a copy of the Preservation Tag/documentation. Only applicable if condition of engines allows to do so.

Please forward the original engine records and history to: Lessor at Lessor’s address per the notice information to Lessor, or to such other location as directed by Lessor to Lessee.

Appendix B-3

(To be printed on Last Operator’s letterhead)

CERTIFICATION OF ENGINE SERVICEABILITY AT REMOVAL (ESN V12844)

To Whom It May Concern:

The International Aero Engines model V2527-A5 with ESN V12844 was removed in:

Serviceable Condition (include copy of removal tag and associated paperwork if generated)

Unserviceable Condition (include copy of removal tag and all documentation associated with troubleshooting/work accomplished at removal)

Engine status at time of Delivery to GLOBAL CROSSING AIRLINES, INC.

Engine Total Time: 55,001.32 Engine Flight Hours Engine Total Cycles: 25,155 Engine Flight Cycles

Date: , 2025

Engine status at time of Removal & Redelivery to GRYPHON TRADING COMPANY, LLC

Engine Total Time: [ ] Engine Flight Cycles Engine Total Cycles: [ ] Engine Flight Cycles

Date: , 20

IN WITNESS WHEREOF, Lessee has caused this Certification of Engine Serviceability at Removal (ESN V12844) to be executed by its duly authorized representative on the date set forth above.

GLOBAL CROSSING AIRLINES, INC.

By:

Name:

Title:

(Note - This document should be certified by an authorized person in QA or Engineering)

Appendix B-4

(To be printed on Last Operator’s letterhead)

OPERATOR’S COMBINATION STATEMENT (ESN V12844)

This serves to confirm that during the lease term, operation and redelivery of one (1) International Aero Engines model V2527-A5 aircraft engine bearing serial number V12844 by GLOBAL CROSSING AIRLINES, INC.

1.
There are Open Maintenance items, Deferred Maintenance, MMEL items and/or Carry Forward items outstanding on the Engine and its QEC Kit at redelivery. Yes No If yes, please provide supporting documentation
2.
An Engine Log Book was maintained for ESN V12844: Yes No If yes, please provide copy

3.
Alert Service Bulletins and/or Manufacturer’s All Operator Wires were accomplished or complied with: Yes No If yes, please provide supporting documentation

4.
Engine, Accessory and/or QEC Kit components were replaced. Yes No If yes, please provide supporting documentation

5.
Unscheduled Maintenance and/or Inspections were performed during the lease term. Yes No

If yes, please provide supporting documentation

6.
Scheduled Maintenance and/or Inspections were performed during the lease term. Yes No

If yes, please provide supporting documentation

7.
Fan Blade Lubrication was accomplished. Yes No If yes, please provide supporting documentation

8.
The Engine was serviced with Oil Type during the lease term
9.
An Oil Analysis report was generated during the lease term. Yes No If yes, please provide supporting documentation

10.
The Engine Consumption rate was during the lease term

11.
The Engine was operated using CIS Fuels and/or Fuel Additives. Yes No If yes, please list fuel type and duration

12.
Was the fuel used during lease term ever contaminated with Fatty Acid Methyl Ester (FAME) Reference FAA SPECIAL AIRWORTHINESS INFORMATION BULLETIN: NE-09-25R1? Yes

No If yes, please advise amount of FAME and corrective action

13.
Were any Non-OEM Approved Repairs performed on the Engine or its installed QEC during the lease term? Yes No If yes, please provide supporting documentation
14.
Were any Non-OEM approved PMA parts installed and/or or incorporated on the Engine or its installed QEC during the lease term? Yes No If yes, please provide supporting documentation.

15.
The engine was operated and maintained in accordance with the Engine and Aircraft manufacturer’s practices, procedures and approved data and in accordance with the AMM. Yes No If No provide details and supporting documentation for any Deviations from the Manufacturer’s approved data

16.
Did the Engine experience any Abnormal Occurrences during lease term? Yes No If yes, please provide supporting documentation

17.
Were any Engine Operating Limitations reached and/or exceeded during lease term? Yes No If yes, please provide supporting documentation
18.
Engine Stand Information: Part Number D71TRO00005G01, Serial Number D71ST-220971-005

Engine status at time of Delivery to GLOBAL CROSSING AIRLINES, INC.

Engine Total Time: 55,001.32 Engine Flight Hours Engine Total Cycles: 25,155 Engine Flight Cycles

Date: , 2025

Engine status at time of Removal & Redelivery to GRYPHON TRADING COMPANY, LLC

Engine Total Time: [ ] Engine Flight Cycles Engine Total Cycles: [ ] Engine Flight Cycles

Date: , 20

IN WITNESS WHEREOF, Lessee has caused this Operator’s Combination Statement (ESN V12844) to be executed by its duly authorized representative on the date set forth above.

GLOBAL CROSSING AIRLINES, INC.

By:

Name:

Title:

(Note - This document should be certified by an authorized person in Engineering)

Appendix B-5

To be printed on Last Operator’s letterhead CERTIFICATION OF OPERATOR INSTALLATION AND REMOVAL HISTORY

(ESN V12844)

To Whom It May Concern:

This is to certify that the certain one (1) International Aero Engines model V2527-A5 aircraft engine with ESN V12844 while operated by GLOBAL CROSSING AIRLINES, INC. had the following installation and removal history:

A/C Reg	Pos	TAT	TAC	Engine TSN	Engine CSN	Thrust Rating	Date	Install/Removal

* The above times are noted in decimals

IN WITNESS WHEREOF, Lessee has caused this Certification of Operator’s Installation and Removal History (ESN V12844) to be executed by its duly authorized representative on the date set forth above.

GLOBAL CROSSING AIRLINES, INC.

By:

Name:

Title:

(Note - This document should be certified by an authorized person in QA or Engineering)

Appendix B-6

(Attach to Last Operator’s letterhead with logo) CERTIFICATION STATEMENT

(ESN V12844)

GLOBAL CROSSING AIRLINES, INC. certifies that, to the best of its knowledge, the one (1) used International Aero Engines model V2527-A5 aircraft engine bearing the manufacturer’s serial number V12844 (the “Engine”):


Was not removed from an aircraft that was involved in an accident, incident, major failure or fire nor was the engine subjected to extreme stress or heat (e.g. engine failure, fire accident);


Has not been immersed in salt water or otherwise exposed to corrosive agents outside normal operation; and

Was not obtained from nor operated by any government or military sources.

Last Operator: GLOBAL CROSSING AIRLINES, INC.

EXECUTED / /

Month Day Year

IN WITNESS WHEREOF, Lessee has caused this Certification Statement (ESN V12844) to be executed by its duly authorized representative on the date set forth above.

GLOBAL CROSSING AIRLINES, INC.

By:

Name:

Title:

Appendix C

MODIFICATIONS TO MASTER AGREEMENT – REDELIVERY (ESN V12844)

Section 11 of the Master Agreement shall be modified to include the following on redelivery of the Engine:

1.
Unless otherwise agreed and except in the case of a Total Loss on or prior to the Final Date, Lessee shall return the Engine together with all Engine Documentation originally delivered by Lessor and maintained or generated by Lessee during the Lease Agreement Term in accordance with Appendices B-2 through B-6 of the Lease Agreement to the Redelivery Location, free and clear of all Liens.

2.
Unless return of the Engine due to Unserviceability pursuant to Section 4, on return, the Engine:

a.
shall be complete, in serviceable condition (unless discovered unserviceable upon Redelivery inspection, MPA, or BSI for reasons not due to a Lessee Maintenance Event), and Lessee shall affix or cause to be affixed to the Engine at return a FAA 8130-3 serviceability document. The Engine shall be in the same configuration as when delivered to Lessee, and ready for flight with all equipment, accessories and systems fully functional, installed and operating within in -service limits and guidelines established by the relevant manufacturers, including any equipment, accessories or systems which would not otherwise be functioning due to an authorized deviation or variation. All pilot and maintenance log book reports and discrepancies shall be cleared and all systems shall be fully functional and operating within in-service limits and guidelines established by the relevant manufacturers. Engine may be returned with on-watch BSI items and reduced interval inspections;

b.
shall be in compliance with all applicable Airworthiness Directives (that can be done on-wing) of the Engine which have an effective date (due date) for compliance prior to the expiration of the Term;

c.
shall not have installed thereon any equipment, accessory or system that is owned by any person other than Lessor or such ownership being readily transferrable to Lessor;

d.
shall not have installed any DER-approved repairs or PMA parts, except with respect to any non-OEM approved DER-approved repairs or non-OEM approved PMA parts already present on the Commencement Date; and

e.
shall have been operated, maintained and used in accordance with the terms and conditions of this Agreement.

3.
Lessor's Return Inspection: Within three (3) business days of return of the Engine to the Redelivery Location, Lessor shall inspect the Engine and the Engine Documentation which, may include a full video borescope, which Lessee shall have the opportunity to observe, prior to acceptance of the Engine for return from Lessee.

4.
Unserviceability: Notwithstanding anything stated herein to the contrary, Lessee shall not be responsible for shop-level maintenance during Lease Term or discovered upon Redelivery which is required due to any reason other than costs resulting from :

(i) Lessee's negligent use and maintenance, (ii) foreign object ingestion, (iii) accidents, (iv)

misuse, abuse, neglect, or faulty maintenance or operational mishandling of the Engine, or (v) operation of the engine beyond its published limits, (“ Lessee Maintenance Event”).

For avoidance of doubt, the shop-level maintenance required due to loss of performance, including but not limited to exhaust gas temperature performance, internal mechanical failures, DOD, borescope inspection findings, LLP expiry, Airworthiness Directives requirements (to be completed off-wing) and operational wear and tear will not be responsibility of the Lessee, other than Lessee Maintenance Events. Lessee’s obligation to pay Rent in the event that the Engine is to be returned in Unserviceable condition pursuant to this Section 4 (Unserviceability) whether or not due to a Lessee Maintenance Event shall be as set forth in Part I, point 25 of this Lease Agreement ESN V12844.

In the event that shop-level maintenance of the Engine described above in this paragraph for which Lessee is not obligated under this Lease Agreement ESN V12844 to perform or pay becomes necessary, Lessee shall provide immediate written notice to Lessor describing the nature of the required maintenance.

Lessor shall within ten (10) days of receipt of such notice inspect the Engine. If Lessee is not obligated under the terms hereof to perform or pay for such maintenance, such maintenance is reasonably expected to cause the Engine to be removed from service for more than fourteen (14) consecutive days and Lessor refuses to pay for such maintenance that Lessee is not obligated to pay for, then Lessee or Lessor may terminate this Lease Agreement ESN V12844 and Lessee shall thereafter return the Engine to Lessor in accordance with the conditions set out in Appendix B-2 within fourteen (14) days; provided, however, that Lessee shall be excused from the obligation to perform a ground performance/power assurance run and to return the Engine in serviceable condition to the extent it is prevented from complying with such obligations on account of the circumstances described above in this paragraph.

In the case the Engine requires repair as a result of Lessee Maintenance Event or otherwise (i) in relation to a Lessee Maintenance Event, Lessee shall be responsible for shop-level maintenance of the Engine only for the Lessee Maintenance Event, including the cost of labor, repairs and material (including, but not limited to LLPs), that are required to restore the Engine and its modules and Parts impacted by the damage, and (ii) Lessee shall continue to be responsible for the payment of Rent without abatement for the period the Engine is unserviceable in the case of a Lessee Maintenance Event or otherwise in the case of any other maintenance or repairs for which Lessee is responsible . If the Engine undergoes a shop visit for repair caused by Lessee Maintenance Event and Lessee’s Insurance is involved to cover such repair & shop visit costs, then Lessee will be entitled to reimbursement by Lessor only to the extent of any Engine Betterment cost resulting from work performed during such shop visit and which is not covered by Lessee´s Insurance due to Engine Betterment ascertained by Insurers Surveyor.

Engine Betterment shall mean the difference between relevant Engine performance metrics including but not limited to EGT margin, predicted life on wing and LLP life , (a) in the case of a Lessee Maintenance Event, at the beginning, prior to the shop visit and the end of the shop visit as if the Lessee Maintenance Event had not occurred and (b) in the case of other repairs (including on-wing repairs) made by Lessee that are not made in connection with a Lessee Maintenance Event between the Commencement Date and the end of the Term. The calculation shall take into consideration the amount of flight hours the Engine has flown since last major shop visit (Overhaul / Performance Restoration) and if there is a significant betterment post shop or repairs in regards to remaining Engine on wing time. For avoidance of doubt Engine Betterment excludes costs related to Engine removal and installation, troubleshooting and QEC repair, removal, installation. A betterment payment shall be discussed and negotiated in good faith between the Lessee and Lessor. Prior to the commencement of any shop-level work which may cause Engine Betterment, the workscope shall be pre-approved in writing by the Lessor.

5.
The Agreement shall terminate upon the satisfaction by Lessee of all conditions precedent to return of the Engine as herein provided to Lessor’s satisfaction, acting reasonably. Upon satisfaction of such conditions, Lessor shall accept return of the Engine and deliver to the Lessee a duly executed Engine Return Receipt in the form of Appendix F (Engine Return Receipt) to the Lease Agreement.

Appendix D

TERMINATION OF LEASE AGREEMENT (ESN V12844)

pertaining to one (1) International Aero Engines model V2527-A5 aircraft engine, Manufacturer’s Serial Number V12844 (“Engine”),

WHEREAS, Gryphon Trading Company, LLC (“Lessor”) entered into an Engine Lease Agreement ESN V12844 with Global Crossing Airlines, Inc. (“Lessee”) as of , 2025, (“Lease Agreement”), pertaining to the Engine;

WHEREAS, the Lease Agreement was duly recorded on , 2025 as Conveyance Number with the Federal Aviation Administration Aircraft Registry (“FAA”) pursuant to the Federal Aviation Act of 1958, as amended; and

WHEREAS, Lessor and Lessee desire to terminate the said Lease Agreement described herein;

THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged, Lessor and Lessee agree as follows:

1.
Lessor and Lessee hereby terminate the said Lease Agreement described herein effective

, 20 .

2.
Lessor agrees to record this agreement with the FAA so as to release the lien against the Engine constituted by the Lease Agreement.

[Signature Page to Follow]

IN WITNESS WHEREOF, each of Lessor and Lessee has caused this Termination of Lease Agreement (ESN V12844) to be executed by its duly authorized representatives on the date set forth above.

LESSOR

GRYPHON TRADING COMPANY, LLC

By:

Title:

LESSEE

GLOBAL CROSSING AIRLINES, INC.

By:

Title:

Appendix E

CONDITIONS PRECEDENT (ESN V12844)

Annex 3 to the Master Lease shall be amended to read as follows:

1.
Lessor shall have received the following prior to commencement of Lease Agreement ESN V12844:

a.
A pdf executed copy of the Lease Agreement ESN V12844;

b.
A pdf executed copy of the Acceptance Certificate in the form of Appendix A with an original to follow;

c.
The insurance documentation required by 8.2.1 and Annex 4 of the Master Lease, as amended by Lease Agreement ESN V12844;

d.
If in Lessor’s opinion, necessary or appropriate to protect Lessor’s interests herein, UCC assignments, releases and/or termination statements, where needed, relating to the Engine in the State of Delaware and/or the State of Florida;

e.
A pdf executed undated Lease Termination in the form of Appendix D, with two (2) duly executed undated originals to follow;

f.
Evidence of Lessee’s air operator’s certificate and any other licenses, certificates and documentation required for valid operation of the Engine;

g.
Evidence that all documents as advised and required by the Federal Aviation Administration have been executed and positioned for filing with FAA counsel;

h.
Security Deposit, as set forth in Appendix G (Payment Terms);

i.
First payment of Rent, as set forth in Appendix G (Payment Terms);

j.
Lessee authorizing Lessor to make all filings and registrations required including the International Registry if applicable;

k.
Confirmation that the Lessee is a transacting user entity of the International Registry and that it has designated a professional user entity satisfactory to Lessor and consents to the registration of Lessor’s and Lessee’s respective international interests in the Engine, and any related associated rights, all pursuant to the Cape Town Convention;

l.
if and when the Engine is placed on an aircraft in which the owner or party with an interest does not recognize the Lessor’s ownership of the Engine that is installed on said owner’s or party’s aircraft, an original executed aircraft owner/mortgagor acknowledgment in the form of Appendix H (Form of Aircraft Owner/Mortgagee Acknowledgment) (and for the avoidance of doubt, Lessee shall not be required to provide an Aircraft Owner/Mortgagee Acknowledgment unless and until it places the Engine aboard an aircraft in which the owner or party with an interest in the aircraft does not recognize the Lessor’s or any other of Lessor’s Affiliates interest in the Engine);

m.
an officer’s certificate from the Lessee reasonably acceptable to the Lessor certifying:

i.
the constitutive documents of the Lessee as true, complete and up-to-date;
ii.
confirmation that Lessee has approved, and is duly authorized to engage in, the transactions contemplated by the Lease; and

iii. a power of attorney or other evidence of incumbency identifying the officers that are authorized to execute the Lease Agreement on behalf of the Lessee.

n. such other documents, certificates and opinions and evidence of such other matters, as Lessor or its counsel may reasonably request; and

2. No event or circumstance which constitutes, or with the fulfillment of conditions would constitute, an Event of Default under the Agreement subsists on the Commencement Date under Lease Agreement ESN V12844, the Master Lease or any other aircraft or engine lease entered into between Lessor and Lessee.

Appendix F

ENGINE RETURN RECEIPT (ESN V12844)

GRYPHON TRADING COMPANY, LLC ("Lessor”) hereby acknowledges receipt at , 20 , of and accepts delivery of one (1) International Aero Engines model V2527-A5 aircraft engine, with manufacturer's serial number V12844, an engine transportation stand and Engine Documentation ("Engine") including those records and documents identified by attachment to this Engine Return Receipt from GLOBAL CROSSING AIRLINES, INC. ("Lessee").

The Engine is accepted for Return in accordance with and subject to the terms of that Lease Agreement V12844 by and between Lessor and Lessee on , 2025. The Lease Agreement V12844 is hereby terminated.

GRYPHON TRADING COMPANY, LLC

Lessor

By:

Title:

Date:

Time:

Appendix G

Payment Terms

1.
Deposit (Part 1, Point 7 of Lease Agreement ESN V12844): One Hundred Thousand US Dollars ($100,000) in immediately available funds.

2.
Term: Twenty-Four (24) months commencing with the Commencement Date listed in the Acceptance Certificate through and including the Expiration Date; provided that the parties upon mutual agreement will have an option to extend the lease term for an additional twelve (12) month period upon sixty (60) days prior written notice.

3.
Rent (Section 8 of Lease Agreement ESN V12844): Beginning on the Commencement Date, Rent shall be due in the amount of Eighty-Five Thousand US Dollars ($85,000) per month, payable in advance on or prior to the first (1st) calendar day of each month, prorated for partial months.
4.
The payment account (Section 12 of Lease Agreement ESN V12844) shall be the following: Beneficiary Bank: City National Bank

Bank Address: 2855 S. Le Jeune Road, Coral Gables, FL 33134 USA ABA No.: 066004367

SWIFT: CNBFUS3M

Account No.: 30000680977

Beneficiary: Gryphon Trading Company LLC Spirit Account Purpose: ESN V12844

or such other account as designated by Lessor in writing.

5.
Default Rate: Eight percent (8%) per annum.

6.
Use Fee Flight Cycle Amount (Section 33 of Lease Agreement V12844): Three Hundred Fifteen US Dollars ($315) per Flight Cycle, payable in arrears per the Utilization Report on the 15th day of each calendar month for the prior calendar month of such utilization. The Use Fee Flight Cycle Amount shall escalate based upon the manufacturer’s LLP catalogue list price annual escalation rate as published, to be applied on January 1 of each calendar year.
7.
Use Fee Flight Hour Amount (Section 34 of Lease Agreement V12844): The amount set forth in the table below, taking into account utilization and thrust rating, payable in arrears per the Utilization Report on the 15th day of each calendar month for the prior calendar month of such utilization. The Use Fee Flight Hour Amount shall escalate at a rate of four percent (4%) to be applied on each calendar anniversary of the Commencement Date.

Utilization Ratio	Thrust V2527-A5
0.80 to 0.99	$451.00
1.00 to 1.09	$355.00
1.10 to 1.19	$335.00
1.20 to 1.29	$317.00
1.30 to 1.39	$300.00
1.40 to 1.49	$285.00
1.50 to 1.74	$265.00
1.75 to 1.99	$240.00
2.00 to 2.249	$225.00

2.25 to 2.49	$209.00

2.50 to 2.749	$198.00
2.75 to 2.99	$188.00
3.00 to 3.49	$180.00
3.50 to 3.99	$169.00
4.00+	$162.00

8. Stipulated Amount (Section 18 of Lease Agreement V12844): Five Million US Dollars ($5,000,000).

9. Required Liability Amount (Section 39 of Lease Agreement V12844): Seven Hundred Million US Dollars ($700,000,000)

10. Threshold Amount (Section 38 of Lease Agreement V12844): One Hundred Fifty Thousand US Dollars ($150,000)

11. Deductibles (Section 40 of Lease Agreement V12844) shall be in the following amounts: Hull All Insurance: One Hundred Thousand US Dollars ($500,000)

Lessor shall receive a certificate naming the insurance, as well as a certificate evidencing coverage for War Risk liability and physical damage to the Engine and the insurances shall name the Additional Indemnities as additional insured under the policies set forth herein.

Appendix H

AIRCRAFT OWNER/MORTGAGEE ACKNOWLEDGMENT (ESN V12844)

[To be duly executed by each Owner / Mortgagee Thereof Prior to Installation]

To: Gryphon Trading Company, LLC

Date: , 2025

Re: One (1) International Aero Engines model V2527-A5 aircraft engine bearing manufacturer's serial number V12844 (the "Engine")

Dear Sirs:

We understand that you have leased the Engine to Global Crossing Airlines, Inc. (the "Lessee") and that it is proposed that the Engine may be installed on the [Manufacturer] model [Model] aircraft bearing Manufacturer's Serial Number [MSN] and registration mark [N-] (the "Aircraft").

We are the [(unencumbered) owner of] [hold a mortgage over] [specify nature of the interest] the Aircraft and have [leased the Aircraft to Lessee] and/or [hold a security interest in the Aircraft].

We hereby agree that we will recognize your rights and interests in, and the rights and interests of any holder of a security interest in, the Engine and we will not claim as against you or any such holder, any right, title or interest in the Engine as a result of its being installed on the Aircraft.

Yours faithfully,

By:

Name:

Title:

[NAME OF OWNER OR PERSON HAVING A SECURITY/OWNERSHIP INTEREST IN AIRCRAFT]